                                                                     EXHIBIT 3.3


MAIL TO: SECRETARY OF STATE                             FOR OFFICE USE ONLY  002

                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                  (303) 894-2251
MUST BE TYPED                  FAX  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
                              ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED               TO THE
SELF-ADDRESSED ENVELOPE     ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is       HAAS NEUVEUX & COMPANY
                                     -------------------------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on JULY 20, 2000, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

       No shares have been issued or Directors Elected - Action by Incorporators
-----

       No shares have been issued but Directors Elected - Action by Directors
-----

       Such amendment was adopted by the board of directors where shares have ----- been issued and shareholder action was not required.

XX     Such amendment was adopted by a vote of the shareholders.  The number of
-----  shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is CENTURY MILESTONE S & T CO., LTD.
        ---------------------------------

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:

--------------------------------------------------------------------------------
            (Not to exceed ninety (90) days from the date of filing)


                                                  By: HAAS NEUVEUX & COMPANY
                                                      ----------------------

                                                  Signature   /s/ Xiao Gang
                                                           ---------------------
                                                  Title       PRESIDENT
                                                           ---------------------

SUBMIT IN DUPLICATE                         MAIL TO:
FILING FEE:  $22.50                         COLORADO SECRETARY OF STATE          FOR OFFICE USE ONLY
                                            CORPORATIONS OFFICE
THIS DOCUMENT MUST BE TYPEWRITTEN           1560 BROADWAY, SUITE 200             921059966  $25.00
                                            DENVER, COLORADO  80202              SOS 06-15-92  9:03
                                                (303) 864-2361


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

         PURSUANT TO THE PROVISIONS OF THE COLORADO CORPORATION CODE, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENTS TO ITS ARTICLES OF INCORPORATION:

         FIRST: THE NAME OF THE CORPORATION IS (NOTE 1)
HAAS NEUVEUX & CIE, INCORPORATED
--------------------------------------------------------------------------------

         SECOND: THE FOLLOWING AMENDMENT TO THE ARTICLES OF INCORPORATION WAS ADOPTED ON MARCH 27, 1992, AS PRESCRIBED BY THE COLORADO CORPORATION CODE, IN THE MANNER MARKED WITH AN X BELOW:

         ______ SUCH AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS WHERE NO SHARES HAVE BEEN ISSUED.

            X   SUCH AMENDMENT WAS ADOPTED BY A VOTE OF THE SHAREHOLDERS. THE
         NUMBER OF SHARES VOTED FOR THE AMENDMENT WAS SUFFICIENT FOR APPROVAL.


THE FIRST ARTICLE SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

         FIRST: THE NAME OF THE CORPORATION IS:

                HAAS NEUVEUX & COMPANY





         THIRD: THE MANNER, IF NOT SET FORTH IN SUCH AMENDMENT, IN WHICH ANY EXCHANGE RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES PROVIDED FOR IN THE
AMENDMENT SHALL BE EFFECTED AS FOLLOWS:     NOT APPLICABLE.
                                       -----------------------------------------

         FOURTH: THE MANNER IN WHICH SUCH AMENDMENT EFFECTS A CHANGE IN THE AMOUNT OF STATED CAPITAL AND THE AMOUNT OF STATED CAPITAL AS CHANGED BY SUCH
AMENDMENT ARE AS FOLLOWS:          NOT APPLICABLE.
                         -------------------------------------------------------

                                     HAAS NEUVEUX & CIE, INCORPORATED   (NOTE 1)
                                     -----------------------------------

                                     BY:
                                        --------------------------------
                                                 ITS PRESIDENT

                                     AND                                (NOTE 2)
                                        --------------------------------
                                                 ITS SECRETARY

                                                                        (NOTE 3)
                                     -----------------------------------
                                                    DIRECTOR


NOTES: 1. EXACT CORPORATE NAME OF CORPORATION ADOPTING THE ARTICLES OF
          AMENDMENTS. (IF THIS IS A CHANGE OF NAME AMENDMENT, THE NAME BEFORE THIS AMENDMENT IS FILED).
       2. SIGNATURES AND TITLES OF OFFICERS SIGNING FOR THE CORPORATION.
       3. WHERE NO SHARES HAVE BEEN ISSUED, SIGNATURE OF A DIRECTOR.

SUBMIT IN DUPLICATE                         MAIL TO:
FILING FEE:  $22.50                         COLORADO SECRETARY OF STATE          FOR OFFICE USE ONLY
                                            CORPORATIONS OFFICE
THIS DOCUMENT MUST BE TYPEWRITTEN           1560 BROADWAY, SUITE 200             921059441 $25.00
                                            DENVER, COLORADO  80202              SOS 06-11-92  15:00
                                                (303) 864-2361


                              ARTICLES OF AMENDMENT
                                     TO THE
DP871674305                 ARTICLES OF INCORPORATION

         PURSUANT TO THE PROVISIONS OF THE COLORADO CORPORATION CODE, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENTS TO ITS ARTICLES OF INCORPORATION:

         FIRST: THE NAME OF THE CORPORATION IS (NOTE 1)
VICTOR CAPITAL CORPORATION
--------------------------------------------------------------------------------

         SECOND: THE FOLLOWING AMENDMENT TO THE ARTICLES OF INCORPORATION WAS ADOPTED ON MARCH 27, 1992, AS PRESCRIBED BY THE COLORADO CORPORATION CODE, IN THE MANNER MARKED WITH AN X BELOW:

         ______ SUCH AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS WHERE NO SHARES HAVE BEEN ISSUED.

            X   SUCH AMENDMENT WAS ADOPTED BY A VOTE OF THE SHAREHOLDERS. THE
         NUMBER OF SHARES VOTED FOR THE AMENDMENT WAS SUFFICIENT FOR APPROVAL.

                SEE EXHIBIT A ATTACHED HERETO AND SPECIFICALLY INCORPORATED HEREIN BY THIS REFERENCE FOR THE AMENDMENTS TO THE ARTICLES OF INCORPORATION ADOPTED BY THE SHAREHOLDERS OF THE CORPORATION.

         THIRD: THE MANNER, IF NOT SET FORTH IN SUCH AMENDMENT, IN WHICH ANY EXCHANGE RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES PROVIDED FOR IN THE
AMENDMENT SHALL BE EFFECTED AS FOLLOWS:     NOT APPLICABLE.
                                       -----------------------------------------

         FOURTH: THE MANNER IN WHICH SUCH AMENDMENT EFFECTS A CHANGE IN THE AMOUNT OF STATED CAPITAL AND THE AMOUNT OF STATED CAPITAL AS CHANGED BY SUCH
AMENDMENT ARE AS FOLLOWS:          NOT APPLICABLE.
                         -------------------------------------------------------

                                    VICTOR CAPITAL CORPORATION          (NOTE 1)
                                    ------------------------------------

                                    BY:
                                       --------------------------------
                                                ITS PRESIDENT

                                    AND                                 (NOTE 2)
                                       --------------------------------
                                                ITS SECRETARY



NOTES:  1. EXACT CORPORATE NAME OF CORPORATION ADOPTING THE ARTICLES OF
           AMENDMENTS. (IF THIS IS A CHANGE OF NAME AMENDMENT, THE NAME BEFORE THIS AMENDMENT IS FILED).
        2. SIGNATURES AND TITLES OF OFFICERS SIGNING FOR THE CORPORATION.
        3. WHERE NO SHARES HAVE BEEN ISSUED, SIGNATURE OF A DIRECTOR.

                                    EXHIBIT A

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       FOR
                           VICTOR CAPITAL CORPORATION

The first article shall be amended in its entirety to read as follows:

        FIRST:      The name of the corporation is:
                    HAAS NEUVEUX & CIE INCORPORATED

The fourth article shall be amended in its entirety to read as follows:

        FOURTH:

        (a) Classes of Shares. The outstanding proprietary interest of the Corporation is hereby reverse split on the basis of one share in exchange for each 16.5 shares now outstanding. The proprietary interest of the Corporation shall thereafter be divided into two classes of stock, which are collectively referred to herein as "Shares." The first is a class of common stock, par value $0.0001 per share, and the second a class of preferred stock, par value, $0.001 per share. (An individual share within the respective classes of stock shall be referred to appropriately as either a "Common Share" or a "Preferred Share.") The Corporation has the authority to issue 100,000,000 Common Shares and 10,000,000 Preferred Shares. The authority of the Corporation to issue shares may be limited by resolution of the board of directors of the Corporation (the "Board of Directors"). Shares may be issued from time to time for such consideration in money or property (tangible or intangible) or labor services actually performed as the Board of Directors may determine in their sole judgment and without the necessity of action by the holders of Shares. Common Shares may not be issued in series. Shares may not be issued until paid for and, when issued, are nonassessable. Fractional Shares may not be issued by the Corporation and, in the event fractional shares are or may become outstanding, the Corporation shall redeem said shares at the then market price.

        (b) Preferred Shares. The designation, preferences, relative rights, and limitations of Preferred Shares are as follows:

            (i) Issuance in Series. The Board of Directors is authorized to act by resolution, subject to limitations prescribed by the laws of the State of Colorado, these Articles of Incorporation, the Bylaws of the Corporation ( the "Bylaws"), and previous resolutions by the Board of Directors limiting this authorization, to provide for the issuance of Preferred Shares in series. To exercise this authority the Board of Directors must first designate the series so established, and, secondly, fix and determine the relative rights, preferences, and limitations of the Preferred Shares in the series established to the extent not fixed and determined by these Articles of Incorporation. The extent of this authority, with respect to each series established, is to be determined by reference to the "Colorado Corporation Code" articles 1 through 10, inclusive, of title 7, Colorado Revised Statutes, as amended. Without limiting the generality of the foregoing, this authority includes fixing and determining the following:

           1. the number of Preferred Shares which may be issued under the series established, and the designation of such series;

           2. the rate of dividend on Preferred Shares of that series, if any, the time of payment of dividends, whether dividends shall be cumulative, and if cumulative, the date from which dividends shall begin accruing;

           3. whether Preferred Shares of that series any be redeemed, and, if redeemable, the redemption price, terms, and conditions of redemption;

           4. whether to establish a sinking fund or make other provisions for the redemption or purchase of Preferred Shares of that series;

           5. the amount payable oer Preferred Share of that series in the event of the dissolution, liquidation, or winding up of the Corporation, whether voluntarily or involuntarily;

           6. voting powers, if any, of the series; and

           7. whether the series shall have conversion privileges, and , if convertible, the terms and conditions upon which Preferred Shares of that series shall be convertible, including, without limitation, the provision, if any for adjustment of the conversion rate and the payment of additional amounts by holders of such shares upon the exercise of this privilege.

        Irrespective of the limitations set forth in subsection (I)1. of this Section (b), the Board of Directors may, at any time after the number of Preferred Shares authorized under a series has been established, authorize the issuance of additional Preferred Shares of the same series or reduce the number of Preferred Shares authorized under such series.

        All Preferred Shares shall be identical to each other in all respects, except as those relative rights, preferences, and limitations established by the Board of Directors pursuant to its authority as determined by reference to the Colorado Corporation Code and as established in subsections (I)1. through (I)7., inclusive, of this Section (b), as to which there may be variations between series.

        (ii) Dividend Rights. The holders of Preferred Shares are entitled to receive when, as, and if declared by the Board of Directors in tis sole discretion, but only out of funds available therefor under the laws of the State of Colorado, cumulative, partially cumulative, and non-cumulative dividends, as the case may be. Dividends may be paid in such cash, property, or Preferred Shares of the same series (including Preferred Shares of the same series held as treasury Preferred Shares) as the Board if Directors in its sole discretion may determine upon the dates fixed and at the intervals determined by the Board of Directors. Dividends will accrue if cumulative or partially cumulative, whether or not earned or declared from the date or dates determined by the Board of Directors. Full dividends on the Preferred Shares of all series for all past periods and for the then current period must be paid, or declared and a sum sufficient for such payment be set apart for, or before any other distribution may be declared or made in respect of, the Common Shares. Accruals of dividends shall not bear interest.

        As long as Preferred Shares are outstanding, the Corporation shall not declare, set apart for payment, pay any dividends (other than dividends payable in Common Shares), make any distribution on any Common Shares redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire any Common Shares if at the time of making such declaration, payment, distribution, redemption, purchase, or acquisition the Corporation is in default with respect to any dividend payable on or any obligation to redeem or retire, Preferred Shares. Notwithstanding the foregoing, however, the Corporation may at any time (I) redeem, purchase, or otherwise acquire Common Shares in exchange for, or out of the net cash proceeds from, the sale of Common Shares and (ii) acquire Common Shares that are held by firms or corporations acquired by the Corporation, whether by merger, consolidation, purchase of assets, exchange of securities, or otherwise.

        (iii) Redemption. On the sole authority and option of the Board of Directors the Corporation may redeem all or any part of any series of Preferred Shares outstanding upon the terms (including redemption price) and conditions in the manner, and upon such notice as is determined by the Board of Directors. No redemption may be made, however, until all dividends accrued to the redemption date on all series of Preferred Shares have been paid, or until declared and a sum sufficient in amount set aside for such payment. If less than all the Preferred Shares of a series are to be redeemed on any one date set for redemption, the shares designated for redemption may be in such amount and determined by such method, whether by lot, pro rata or otherwise, and subject to such other provisions as the Board of Directors may from time to time determine in tis sole discretion.

             Preferred Shares of any series which have been redeemed (whether by sinking fund or otherwise) shall have the status of authorized and unissued Preferred Shares, unless the Board of Directors in its sole discretion cancels such shares. Preferred Shares which have been redeemed, unless canceled, may be reissued as a part of the series of which they were originally a part, or may be reclassified and reissued as part of a new series of Preferred Shares created by resolution of the Board of Directors or as part of any other series of Preferred Shares.

        (iv) Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntarily or involuntarily, which results in any distribution of the assets of the Corporation to its Shareholders, the holders of Preferred Shares then outstanding shall be entitled to an amount per share equal to that amount fixed by the Board of Directors upon the initial issuance of the Preferred Shares of the series of which the Preferred Shares in question are a part before any distribution of the assets of the Corporation may be made to or set apart for the holders of Common Shares.

    If assets of the Corporation distributable to the holders of Preferred Shares are insufficient for the payment to them of the full preferential amount described above, such assets shall be distributed ratably among the holders of the Preferred Shares of all series in accordance with the amounts which would be payable on such distribution if all sums payable were discharged in full unless the Board of Directors upon the initial issuance of any series of Preferred Shares has provided otherwise. After payment in full of the preferential amounts required to be paid to the holders of the Preferred Shares then outstanding, the holders of Common Shares shall be entitled, to the exclusion of the holders of Preferred Shares, to share in all remaining assets of the Corporation in accordance with their respective interests unless the Board of Directors upon the initial issuance of any series of Preferred Shares, or otherwise, has provided otherwise.

    For purposes of this article and any statement filed pursuant to law setting forth the designation, description, and terms of any series of Preferred Shares the voluntary sale, lease, exchange, or transfer (for cash, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or its consolidation or merger with, any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation, voluntarily or involuntarily.

        (v) Voting Rights. Except as otherwise provided by the laws of the State of Colorado or subsection (i)6. of this Section (b), the holders of Preferred Shares of all series shall not have the right to vote at any meeting of Shareholders in respect to any matter upon which the vote of Shareholders is required.

    Except as otherwise provided by the laws of the State of Colorado, these Articles of Incorporation, the Bylaws, or the Board of Directors acting pursuant to the authority set forth in subsection (i) of Section (b) and for so long as any Preferred Shares are outstanding, the Corporation shall not:

            1. without the affirmative vote or written consent of the holders of at least 50% of the then outstanding Preferred Shares voting separately by class without regard to series (a) create any class of stock ranking prior to the Preferred Shares as to dividends or liquidation, (b) increase the authorized number of shares of any such class of stock, or
        (c) alter or change any of the provisions hereof so as to adversely affect the preferences or the special rights or powers given to the Preferred Shares; or

            2. without the affirmative vote or written consent of the holders of at least 50% of the then outstanding shares of all series of Preferred Shares voting separately as a series, alter or change any of the provisions hereof or in the resolution adopted by the Board of Directors providing for the issuance of a series, if such series has been issued and Preferred Shares of that series are then outstanding, so as adversely to affect the preferences, special rights, or powers to such series.

        (vi) Conversion ,Rights. The holders of Preferred Shares shall have such rights as are set forth by the Board of Directors in its resolution authorizing the issuance of the series of which such Preferred Shares are a part to convert their shares into any other class or series of Shares at such price or prices or at such rates of exchange and with such adjustments as shall be determined by the Board of Directors. Preferred Shares so converted shall have the status of authorized and unissued Preferred Shares and may be reissued as part of the series of which they were originally a part, or may be reclassified and reissued as part of a new series of Preferred Shares to be created by resolution of the Board of Directors or as part of any other series of Preferred Shares.

    (c) General Provisions. Subject to the foregoing provisions, such dividends (either in cash, Shares or otherwise) as may be determined by the Board of Directors in its sole discretion may be declared and paid on the Common Shares from time to time in accordance with the laws of the State of Colorado; however, Preferred Shares shall not be entitled to participate in any such dividends whether payable in cash, Shares, or otherwise.

    (d) Voting. Each record holder of Common Shares (and to the extent, if any, provided by the laws of the State of Colorado or by the Board of Directors acting pursuant to the authority set forth in Section (b)(i)6. of this article each record holder of Preferred Shares) shall have one vote on each matter submitted to a vote for each Share standing in his name on the books of the Corporation. Unless otherwise required under the laws of the State of Colorado, these Articles of Incorporation, the Bylaws, or the resolution of the Board of Directors creating any series of Preferred Shares, no matter submitted to a Shareholder vote shall require the approval of a class or series of Shares.

    (e) Quorum. At all meetings of Shareholders, one-third (1/3) of the Shares entitled to vote at such meeting, whether represented in person or by proxy, shall constitute a quorum and at any meeting at which a quorum is present the affirmative vote of a majority of the Shares represented at such meeting and entitled to vote on the subject matter shall be the act of the Shareholders.

    (f) Distributions to Shareholders. Distributions to liquidate, dissolve, or wind up the Corporation may be made, after paying or adequately providing for the payment of all the debts and liabilities of the Corporation, from the assets of the Corporation to the holders of Shares in the order of priority established by the laws of the State of Colorado, these Articles of Incorporation, Bylaws, and the resolutions of the Board of Directors may from time to time distribute to the holders of Shares in partial liquidation out of either stated capital or capital surplus of the Corporation a portion of the assets of the Corporation in cash or property, subject to any limitations imposed by the laws of the State of Colorado, these Articles of Incorporation, the Bylaws, and resolution of the Board of Directors in providing for the issuance of Shares by class or series. Further, dividends in cash, property, or Shares may be paid, as, when and if declared by the Board of Directors in its sole discretion out of funds of the Corporation to the extent and in the manner prescribed by the laws of the State of Colorado, these Articles of Incorporation, the Bylaws, and the resolutions of the Board of Directors in providing for the issuance of Shares by class or series.

    (g) Stock Rights and Options. The Corporation is authorized to create and issue, whether or not in connection with the issuance and sale of any of the Shares or other securities of the Corporation, rights or options entitling the holders thereof to purchase Shares or other securities from the Corporation. These rights and options shall be evidenced in such manner as the Board of Directors approves and must set forth the terms upon which, the time within which, the Shares and the number of Shares acquirable, and the price at which the options or rights may be exercised.

                            ARTICLES OF INCORPORATION
                                       OF
                           VICTOR CAPITAL CORPORATION

         The undersigned natural person, who is more than eighteen years of age, hereby establishes a corporation pursuant to the Statutes of Colorado and adopts the following Articles of Incorporation:

         FIRST: The name of the corporation is VICTOR CAPITAL CORPORATION.

         SECOND: The corporation shall have perpetual existence.

         THIRD: (a) Purposes. The nature, objects and purposes of the business to be transacted shall be as follows:

                 (i) The acquisition of or merger with other business or businesses; and

                 (ii) To transact all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code, as amended.

         FOURTH: (a) The aggregate number of shares which the corporation shall have the authority to issue is 100,000,000 shares of common stock having a par value of $.0001 per share.

               (b) Each shareholder of record shall have one vote for each share of stock standing in his or her name on the books of the corporation and entitled to vote, except in the election of directors, he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be permitted in the election of directors or otherwise.

                (C) At all meetings of shareholders, one-third of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

               (d) The shareholders, by vote or concurrence of a majority of the outstanding shares of the corporation, or any class or series thereof, entitled to vote on the subject matter, may take any action which, except for this Article, would require a two-thirds vote under the Colorado Corporation Code, as amended.

               (e) No shareholder of the corporation shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

               (f) The board of directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital plus of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado and these Articles of Incorporation.

               FIFTH: The number of directors of the corporation shall be fixed by the bylaws and shall not be less than three nor more than nine. Three directors shall constitute the initial board of directors. The name and addresses of the initial directors are as follows:

                                 James F. Richie
                              7407 E. Nichols Place
                               Englewood, CO 80112

                                 Betty L. Richie
                              7404 E. Nichols Place
                               Englewood, CO 80112

                               R. Michael Jackson
                              12271 W. Dakota Drive
                               Lakewood, CO 80228

               SIXTH: The address of the initial registered office of the corporation is 143 Union Boulevard, Suite 900, Lakewood, CO 80228.

               The name of its initial registered agent at such address is R. Michael Jackson.

               The corporation may conduct part or all of its business in any other part of Colorado, of the United States or of the world. It may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

               SEVENTH: The board of directors is authorized to impose any restriction on the sale, pledge, transfer or other disposition of shares of the corporation by the shareholders which, in its sole discretion, is necessary or desirable for the corporation, including, but not limited to, those restrictions necessary to enable the corporation to comply with state and federal securities laws.

               EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

               (a) Contracts with directors, etc. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purposes if: (i) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (ii) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

               (b) Indemnification of directors, etc. The corporation shall indemnify, to the extent permitted by law, any director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the corporation. The corporation shall further have the authority to the full extent permitted by law to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.

               (C) Negation of equitable interests in shares or rights. The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in such shares, or rights deriving from such shares, and on the part of any other person, including but without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee or transferee or other person. The purchaser, assignee or transferee of any of the shares of the corporation shall not be entitled; to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or own, enjoy and exercise any other property or rights deriving from such shares against the corporation until such purchaser, assignee or transferee has become the registered holder of such shares. Notwithstanding the foregoing, the directors may recognize as record owners shareholders who have been certified as such pursuant to the procedures required by the Colorado Corporation Code, the corporation's bylaws, and the board of directors.



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


               NINTH: The name and address of the incorporator is:
                                    R. Michael Jackson
                                    12271 W. Dakota Drive
                                    Lakewood, Colorado  80228



               Dated the 22nd day of May, 1986



                                            /s/ R Michael Jackson
                                            ---------------------
                                            Incorporator



                                    VERIFICATION

               STATE OF COLORADO    )
                                    ) ss.
               COUNTY OF JEFFERSON  )

               I, Cynthia Kay Mylott, a notary public, hereby certify that on the 22nd day of May, 1986, personally appeared before me R. MICHAEL JACKSON, who being by me first sworn, declared that she is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

               My commission expires: 12/04/88


                                              /s/ Cynthia Kay Mylott
                                              ------------------------
                                              Notary Public

                                       4